Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. No. 333-184008 on Form S-8 and Registration Statement No. 333-184714 on Form S-1 of our report dated March 31, 2011 on the consolidated financial statements of TIB Financial Corp., which report appears in this Annual Report on Form 10-K of Capital Bank Financial Corp. for the year ended December 31, 2012.

/s/Crowe Horwath LLP

Fort Lauderdale, Florida

March 25, 2013